Skechers U.S.A., Inc. SKX


Greenberg, Robert
c/o Skechers U.S.A., Inc.
228 Manhattan Beach Blvd.
Manhattan Beach, CA. 90266

Exhibit 99

Joint/Group Filing Information:

Name:                   Greenberg Family Trust

Address:                c/o Skechers U.S.A., Inc.
                        228 Manhattan Beach Blvd.
                        Manhattan Beach, CA 90266

Designated Filer:       Robert Greenberg

Period Covered
 By Report:             December 31, 2004

Name and Trading
 Symbol of Issuer:      Skechers U.S.A., Inc. (SKX)

Signature:              __/s/ Robert Greenberg__
                        Robert Greenberg, Trustee


                        _/s/ M. Susan Greenberg___
                        M. Susan Greenberg, Trustee

Name:                   M. Susan Greenberg

Address:                c/o Skechers U.S.A., Inc.
                        228 Manhattan Beach Blvd.
                        Manhattan Beach, CA 90266

Designated Filer:       Robert Greenberg

Period Covered
 By Report:             December 31, 2004

Name and Trading
 Symbol of Issuer:      Skechers U.S.A., Inc. (SKX)

Signature:              __/s/ M. Susan Greenberg__
                        M. Susan Greenberg